      As filed with the Securities and Exchange Commission on September 11, 2000
                                                  Registration No. _____________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                           --------------------------

                             SUN MICROSYSTEMS, INC.
             (Exact Name of Registrant as specified in its charter)

           Delaware                                        94-2805249
 (State or Other Jurisdiction                           (I.R.S. Employer
 of Incorporation or Organization)                    Identification Number)


                              901 San Antonio Road
                               Palo Alto, CA 94303

                        (Address, including zip code, of
                    Registrant's Principal Executive Offices)

                    GRIDWARE, INC. 2000 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                                Scott G. McNealy
                                    President
                             SUN MICROSYSTEMS, INC.
                              901 San Antonio Road
                               Palo Alto, CA 94303
                                 (650) 960-1300

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           --------------------------

                                    COPY TO:

                            Katharine A. Martin, Esq.
                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                               650 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304
                                 (650) 493-9300

                                                  CALCULATION OF REGISTRATION FEE
=============================================================================================================================
                                                          Proposed Maximum        Proposed Maximum
     Title of Securities to be         Amount to be      Offering Price Per      Aggregate Offering          Amount of
            Registered                  Registered              Share                   Price             Registration Fee
-----------------------------------------------------------------------------------------------------------------------------
Common Stock of the Company to be         18,762              $2.92 (1)              $54,785.04                $14.46
issued upon exercise of options
granted under the Gridware, Inc.
2000 Equity Incentive Plan

_______________
(1) Calculated pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Act"), based on an exercise price of $2.92.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Information Incorporated by Reference.
               -------------------------------------

         There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by Sun Microsystems, Inc. (the "Registrant"):

          1. The Registrant's Annual Report on Form 10-K for the year ended June 30, 1999, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended September 26, 1999, December 26, 1999, and March 26, 2000, respectively, filed pursuant to Section 13(a) of the Exchange Act, and an amended Quarterly Report on Form 10-Q for the quarter ended December 26, 1999, as filed pursuant to Section 13 (a) and
               (b) of the Exchange Act on February 16, 2000.

          3. The Registrant's Registration Statement on Form 8-A relating to the Registrant's Common Stock filed pursuant to Section 12 (b) of the Exchange Act on October 24, 1986, as amended.

          4. The Registrant's Registration Statement on Form 8-A/A Amendment No. 8 relating to the Registrant's Common Share Purchase Rights filed pursuant to Section 12(b) of the Exchange Act on April 27, 2000.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.        Description of Securities.
               -------------------------

         Not applicable.

Item 5.        Interests of Named Experts and Counsel.
               --------------------------------------

         Not applicable.

Item 6.        Indemnification of Directors and Officers.
               -----------------------------------------

         Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Section 11 of the Restated Certificate of Incorporation of the Registrant provides in effect that, subject to certain limited exceptions, the Registrant shall indemnify its directors and officers to the extent authorized or permitted by the General Corporation Law of the State of Delaware. The directors and officers of the Registrant are insured under policies of insurance maintained by the Company, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been such directors or officers. Like indemnification and insurance is also provided to those employees of the Registrant who serve as administrators of the Plan. In addition, the Company has entered into contracts with certain of its directors providing for indemnification of such persons by the Registrant to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 7.        Exemption from Registration Claimed.
               -----------------------------------

         Not applicable.

Item 8.        Exhibits.
               --------

Number                           Document
------       ------------------------------------------------------------
  4.1        Gridware, Inc. 2000 Equity Incentive Plan.

  5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, with respect to the legality of the securities being registered.

 23.1        Consent of Counsel (contained in Exhibit 5.1).

 23.2        Consent of Ernst & Young LLP, Independent Auditors.

 24.1        Power of Attorney (See page 6).

Item 9.        Undertakings.
               ------------

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Sun Microsystems, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on September 11, 2000.

                                       Sun Microsystems, Inc.


                                       By: /s/ Michael E. Lehman
                                          ______________________________________
                                            Michael E. Lehman
                                            Executive Vice President,
                                            Corporate Resources
                                            and Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott G. McNealy and Michael E. Lehman, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE                                       TITLE                                 DATE
-------------------------------     -----------------------------------------------------  ------------------
/s/ Scott G. McNealy                Chairman of the Board of Directors and Chief           September 11, 2000
-------------------------------     Executive Officer (Principal Executive Officer)
Scott G. McNealy

/s/ Michael E. Lehman               Executive Vice President, Corporate Resources          September 11, 2000
-------------------------------     and Chief Financial Officer (Principal Financial
Michael E. Lehman                   Officer)

/s/ Michael L. Popov                Vice President and Corporate Controller (Principal     September 11, 2000
-------------------------------     Accounting Officer)
Michael L. Popov

/s/ James L. Barksdale              Director                                               September 11, 2000
-------------------------------
James L. Barksdale

                                    Director
-------------------------------
L. John Doerr

/s/ Judith L. Estrin                Director                                               September 11, 2000
-------------------------------
Judith L. Estrin

/s/ Robert J. Fisher                Director                                               September 11, 2000
-------------------------------
Robert J. Fisher

/s/ Robert L. Long                  Director                                               September 11, 2000
-------------------------------
Robert L. Long

/s/ M. Kenneth Oshman               Director                                               September 11, 2000
-------------------------------
M. Kenneth Oshman

/s/ Naomi O. Seligman               Director                                               September 11, 2000
-------------------------------
Naomi O. Seligman

                                INDEX TO EXHIBITS
                                -----------------

  Exhibit Number                    Description
  --------------    --------------------------------------------------
       4.1          Gridware, Inc. 2000 Equity Incentive Plan.

       5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, with respect to the legality of the securities being registered.

      23.1          Consent of Counsel (contained in Exhibit 5.1).

      23.2          Consent of Ernst & Young LLP, Independent Auditors.

      24.1          Power of Attorney (See page 6).